FOR IMMEDIATE RELEASE
Contacts:

Investors
Mike Weinstein
510-260-8585
Mike.Weinstein@sunpower.com

Media
Sarah Spitz
832-444-7151
Sarah.Spitz@sunpower.com

SunPower Reports Third Quarter 2022 Results

•Added a record 23,000 customers in the third quarter, a 63% increase YoY
•Accelerated revenue growth 67% YoY
•Reported Net Income attributable to stockholders of $139M, Adjusted EBITDA of $33M which more than doubled Q2 results
•Announced collaboration with General Motors to develop home energy system; General Motors named SunPower as exclusive solar provider

RICHMOND, Calif., November 8, 2022 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today announced financial results for the third quarter, ending October 2, 2022.

"In the third quarter we continued to break records for customer growth and revenue, putting us on track toward the high end of our 2022 guidance for these metrics. Our strategy is working: with our focus on providing a world-class customer experience and industry-leading products, coupled with the right financing options, we are driving strong market share gains and a significant backlog that we believe will benefit us well into 2023,” said Peter Faricy, CEO of SunPower. “We also introduced new products and strategic alliances that keep SunPower at the forefront as consumer demand for better, cleaner, more reliable energy continues to grow.”

THIRD QUARTER BUSINESS HIGHLIGHTS

World-class customer experience
•Highest rated solar company: In the third quarter of 2022, SunPower held its position as the number one1 rated solar company in the U.S. CNET also named SunPower the best solar company overall in its list of best solar companies in 2022.

Best, most affordable products
•Expanded SunVault® portfolio: In September, SunPower announced two new battery storage configurations offering increased energy density and maximized space within the battery box. Additionally this quarter, Good Housekeeping awarded SunVault a spot on its list of top home renovation products in the Biggest Energy Savers category.

Growth
•Powering homes of the future with General Motors: In October, SunPower announced a collaboration with General Motors (NYSE: GM) to develop a new home energy system that will enable General Motors’ compatible electric vehicles (EVs) to provide backup energy to an equipped home with bi-directional charging. GM also named SunPower as a preferred EV charger installation provider and its exclusive solar provider.

1 Based on public solar providers in the U.S. Includes average of BBB, Yelp, ConsumerAffairs, BestCompany, Google, SolarReviews and EnergySage reviews scores as of 10/1/22
1 of 19

•Investing in high-potential dealers: SunPower announced it made minority investments in Renova Energy and EmPower Solar in September. As the latest entrants in its Dealer Accelerator Program, SunPower will provide capital financing and business strategy support to accelerate their growth and meet the increasing homeowner demand for solar nationwide. Dealers in the program exclusively sell industry-leading SunPower® solar systems, offer SunVault battery storage and leverage SunPower Financial™ offerings.

•Continuing to lead in new homes: SunPower’s new homes business achieved a record number of installed homes in the third quarter. The Company also continues to expand its new homes business across the country: in the third quarter, the Company solidified a four-year, nationwide exclusive agreement with Dream Finders Homes (NYSE: DFH) to be its exclusive provider of solar and storage solutions. This expands upon SunPower's deal with Dream Finders Homes last quarter to build five solar-standard communities in Colorado.

Digital innovation
•Launched new digital tools to enhance customer experience: SunPower launched a new real-time data visualization tool that enables dealers to identify device production and communication issues and panel performance trends more quickly and accurately. Doing so supports SunPower’s aim to continue to improve its category-leading customer responsiveness and ensure customer’s systems are performing as desired.

World-class financial solutions
•Financial bookings increasing rapidly: SunPower Financial achieved 49% bookings attach rate in September, achieving its 2022 run-rate goal a quarter early. Net bookings of SunPower Financial products in the third quarter grew 94% YoY.

•Strong demand for lease and Power Purchase Agreements (PPA): The company’s lease and PPA net bookings have grown more than 120% YoY, following the passage of the Inflation Reduction Act.

Financial Highlights

($ Millions, except percentages, residential customers, and per-share data)	3rd Quarter 2022	2nd Quarter 2022	3rd Quarter 2021
GAAP revenue from continuing operations	$475.7	$417.8	$283.3
GAAP gross margin from continuing operations	22.2%	19.5%	22.0%
GAAP net income (loss) from continuing operations	$139.4	$(42.5)	$(72.7)
GAAP net income (loss) from continuing operations per diluted share	$0.74	$(0.24)	$(0.42)
Non-GAAP revenue from continuing operations[1]	$469.8	$414.1	$281.6
Non-GAAP gross margin from continuing operations[1]	22.8%	21.3%	22.4%
Non-GAAP net income (loss) from continuing operations[1]	$23.6	$5.2	$20.4
Non-GAAP net income (loss) from continuing operations per diluted share[1]	$0.13	$0.03	$0.12
Adjusted EBITDA[1]	$32.6	$15.2	$26.3
Residential customers	486,700	463,600	390,200
Cash[2]	$396.5	$206.4	$260.5

The sale of our C&I Solutions business met the criteria for classification as “discontinued operations” in accordance with the guidance in ASC 205-20, Discontinued Operations, beginning the first quarter of fiscal 2022. For all periods presented, the financial results of C&I Solutions are excluded in the table above.

1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.

2Includes cash and cash equivalents, excluding restricted cash

2 of 19

2022 Financial Outlook
SunPower affirmed prior 2022 guidance of $2,000-$2,400 Adjusted EBITDA per customer and 73,000-80,000 incremental customers, resulting in $90-$110 million Adjusted EBITDA for the year.

Earnings Conference Call Information
SunPower will discuss its third quarter 2022 financial results on Tuesday, November 8 at 8:30 a.m. Eastern Time. The conference call can be accessed live by registering at https://register.vevent.com/register/BI45f40baae7fb4eb19531e810dd5b7edb. The live audio webcast and supplemental financial information will be available on SunPower's investor website at http://investors.sunpower.com/events.cfm.

About SunPower
SunPower (NASDAQ: SPWR) is a leading solar technology and energy services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations regarding demand and our future performance based on backlog, bookings, projected consumer demand, and pipelines in our sales channels and for our products, and our ability to meet consumer demand; (b) our plans and expectations with respect to our strategic partnerships and initiatives, including our relationship with General Motors, our agreement with Dream Finders Homes, and our dealer accelerator program, and the anticipated business and financial impacts thereof; (c) our strategic plans and areas of investment and focus, both current and future, and expectations for the results thereof, including improved customer experience, increased installation capacity, and development of new products and services; (d) our expectations regarding projected demand and growth in 2022 and beyond, our positioning for future success, and our ability to capture demand and deliver long-term value to our shareholders; (e) our expectations for industry trends and factors, and the impact thereof on our business and strategic plans; and (f) our guidance for fiscal year 2022, including Adjusted EBITDA per customer, incremental customers, and Adjusted EBITDA, and related assumptions.

These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the COVID-19 pandemic, and other factors; (3) competition in the solar and general energy industry, supply chain constraints, interest rates, inflation, and pricing pressures; (4) changes in public policy, including the imposition and applicability of tariffs and duties; (5) our dependence on sole- or limited-source supply relationships, including for our solar panels and other components of our products; (6) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; and (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2022 SunPower Corporation. All rights reserved. SUNPOWER, SUNPOWER FINANCIAL, SUNVAULT, and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S.

###

3 of 19

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 2, 2022	January 3, 2021
Assets
Current assets:
Cash and cash equivalents	$396,510	$123,735
Restricted cash and cash equivalents, current portion	13,204	691
Short-term investments	138,735	365,880
Accounts receivable, net	178,302	121,268
Contract assets	36,490	25,994
Inventories	228,253	214,432
Advances to suppliers	6,432	462
Prepaid expenses and other current assets	192,392	100,212
Current assets of discontinued operations	—	120,792
Total current assets	1,190,318	1,073,466

Restricted cash and cash equivalents, net of current portion	24,265	14,887
Property, plant and equipment, net	64,784	33,560
Operating lease right-of-use assets	38,295	31,654
Solar power systems leased, net	42,552	45,502
Goodwill	126,338	126,338
Other intangible assets, net	24,312	24,879
Other long-term assets	206,630	156,994
Long-term assets of discontinued operations	—	47,526
Total assets	$1,717,494	$1,554,806

Liabilities and Equity
Current liabilities:
Accounts payable	$194,133	$138,514
Accrued liabilities	142,714	101,980
Operating lease liabilities, current portion	11,179	10,753
Contract liabilities, current portion	135,497	62,285
Short-term debt	2,185	109,568
Convertible debt, current portion	424,609	—
Current liabilities of discontinued operations	—	86,496
Total current liabilities	910,317	509,596

Long-term debt	72,567	380
Convertible debt, net of current portion	—	423,677
Operating lease liabilities, net of current portion	31,400	28,566
Contract liabilities, net of current portion	18,344	18,705
Other long-term liabilities	118,242	141,197
Long-term liabilities of discontinued operations	—	42,661
Total liabilities	1,150,870	1,164,782

4 of 19

Equity:
Common stock	174	173
Additional paid-in capital	2,845,845	2,714,500
Accumulated deficit	(2,073,788)	(2,122,212)
Accumulated other comprehensive income	11,097	11,168
Treasury stock, at cost	(225,703)	(215,240)
Total stockholders' equity	557,625	388,389
Noncontrolling interests in subsidiaries	8,999	1,635
Total equity	566,624	390,024
Total liabilities and equity	$1,717,494	$1,554,806

5 of 19

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Total revenues	$475,711	$417,772	$283,312	$1,243,760	$784,199
Total cost of revenues	370,264	336,273	220,923	984,505	615,133
Gross profit	105,447	81,499	62,389	259,255	169,066
Operating expenses:
Research and development	6,784	7,405	2,615	19,199	11,497
Sales, general, and administrative	87,124	93,043	43,704	257,163	135,449
Restructuring (credits) charges	111	(494)	(230)	244	4,344
(Gain) loss on sale and impairment of residential lease assets	—	—	—	—	(294)
(Income) expense from transition services agreement, net	(1,059)	(494)	(468)	(1,287)	(5,211)
Total operating expenses	92,960	99,460	45,621	275,319	140,495
Operating income (loss)	12,487	(17,961)	16,768	(16,064)	28,571
Other income (expense), net:
Interest income	144	92	43	278	168
Interest expense	(4,216)	(5,964)	(5,171)	(15,224)	(18,828)
Other, net	135,368	(14,652)	(86,099)	122,160	(46,539)
Other income (expense), net	131,296	(20,524)	(91,227)	107,214	(65,199)
Income (loss) from continuing operations before income taxes and equity in earnings of unconsolidated investees	143,783	(38,485)	(74,459)	91,150	(36,628)
(Provision for) benefits from income taxes	(3,109)	(3,226)	2,015	5,308	3,547
Equity in earnings (losses) of unconsolidated investees	1,958	—	—	1,958	—
Net income (loss) from continuing operations	142,632	(41,711)	(72,444)	98,416	(33,081)
(Loss) income from discontinued operations before income taxes and equity in losses of unconsolidated investees[1]	—	(20,857)	(12,042)	(47,155)	(27,401)
Benefits from (provision for) income taxes from discontinued operations	—	241	179	584	1,446
Net (loss) income from discontinued operations, net of taxes	—	(20,616)	(11,863)	(46,571)	(25,955)
Net income (loss)	142,632	(62,327)	(84,307)	51,845	(59,036)
Net (income) loss from continuing operations attributable to noncontrolling interests	(3,225)	(785)	(263)	(3,671)	321
Net (income) loss from discontinued operations attributable to noncontrolling interests	—	—	194	250	1,161
Net (income) loss attributable to noncontrolling interests	(3,225)	(785)	(69)	(3,421)	1,482
Net income (loss) from continuing operations attributable to stockholders	139,407	(42,496)	(72,707)	94,745	(32,760)

6 of 19

Net (loss) income from discontinued operations attributable to stockholders	—	(20,616)	(11,669)	(46,321)	(24,794)
Net income (loss) attributable to stockholders	$139,407	$(63,112)	$(84,376)	$48,424	$(57,554)

Net income (loss) per share attributable to stockholders - basic:
Continuing operations	$0.80	$(0.01)	$(0.42)	$0.55	$(0.19)
Discontinued operations	$—	$(0.15)	$(0.07)	$(0.27)	$(0.14)
Net income (loss) per share – basic	$0.80	$(0.16)	$(0.49)	$0.28	$(0.33)

Net income (loss) per share attributable to stockholders - diluted:
Continuing operations	$0.74	$(0.01)	$(0.42)	$0.54	$(0.19)
Discontinued operations	$—	$(0.15)	$(0.07)	$(0.24)	$(0.14)
Net income (loss) per share – diluted	$0.74	$(0.16)	$(0.49)	$0.30	$(0.33)

Weighted-average shares:
Basic	174,118	173,376	172,885	173,815	172,242
Diluted	192,497	173,376	172,885	191,589	172,242

7 of 19

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Cash flows from operating activities:
Net income (loss)	$142,632	$(62,327)	$(84,307)	$51,845	$(59,036)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	8,048	12,383	1,681	25,096	7,498
Stock-based compensation	6,557	7,072	4,726	19,056	19,776
Non-cash interest expense	997	833	940	2,556	4,095
Equity in (earnings) losses of unconsolidated investees	(1,958)	—	—	(1,958)	—
(Gain) loss on equity investments	(134,905)	15,255	86,254	(120,965)	47,238
(Gain) loss on sale of investments	—	—	—	—	(1,162)
(Gain) loss on business divestitures, net	—	—	—	—	(224)
Unrealized (gain) loss on derivatives	(2,304)	—	—	(2,304)	—
Dividend from equity method investees	133	—	—	133	—
Deferred income taxes	(1,410)	2,554	(2,472)	(12,606)	(4,109)
Other, net	(821)	104	(120)	128	(6,335)
Changes in operating assets and liabilities:
Accounts receivable	(28,315)	(25,585)	(1,541)	(66,254)	(4,450)
Contract assets	(5,007)	13,852	4,189	2,326	28,687
Inventories	(5,728)	18,022	(5,583)	(22,787)	(3,758)
Project assets	—	(2,597)	(3,488)	295	2,817
Prepaid expenses and other assets	(42,366)	(83,296)	(11,512)	(212,164)	(10,915)
Operating lease right-of-use assets	2,992	3,017	2,344	8,424	8,709
Advances to suppliers	(4,216)	150	2,597	(6,288)	(687)
Accounts payable and other accrued liabilities	31,326	5,074	(14,016)	77,844	(56,245)
Contract liabilities	32,390	44,207	5,047	98,663	(3,507)
Operating lease liabilities	(3,334)	(4,545)	(3,868)	(10,906)	(10,457)
Net cash (used in) provided by operating activities	(5,289)	(55,827)	(19,129)	(169,866)	(42,065)
Cash flows from investing activities:
Purchases of property, plant and equipment	(15,375)	(12,947)	(1,623)	(36,958)	(3,934)
Investments in software development costs	(1,500)	(1,204)	(2,468)	(4,225)	(2,468)
Proceeds from sale of property, plant and equipment	—	—	—	—	900
Cash paid for solar power systems	—	—	—	—	(635)
Cash received from sale of investments	—	—	—	—	1,200

8 of 19

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Proceeds from business divestitures, net of de-consolidated cash	—	—	—	—	10,516
Cash received from C&I Solutions sale, net of deconsolidated cash	—	146,303	—	146,303	—
Cash paid for equity investments	(14,500)	(9,420)	—	(30,920)	—
Proceeds from sale of equity investment	290,278	—	177,780	440,108	177,780
Proceeds from return of capital from equity investments	—	—	—	—	2,276
Cash paid for investments in unconsolidated investees	(2,424)	(3,164)	—	(5,742)	—
Dividend from equity method investees	137	—	—	137	—
Net cash provided by (used in) investing activities	256,616	119,568	173,689	508,703	185,635
Cash flows from financing activities:
Proceeds from bank loans and other debt	24,453	78,818	28,273	124,729	123,669
Repayment of bank loans and other debt	(68,959)	(74,100)	(52,813)	(167,003)	(156,386)
Repayment of non-recourse residential and commercial financing debt	—	—	—	—	(9,798)
Repayment of convertible debt	—	—	—	—	(62,757)
Payments for financing leases	(617)	(118)	—	(735)	—
Issuance of common stock to executive	—	—	—	—	2,998
Purchases of stock for tax withholding obligations on vested restricted stock	(874)	(2,256)	(809)	(10,462)	(7,262)
Net cash (used in) provided by financing activities	(45,997)	2,344	(25,349)	(53,471)	(109,536)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	—	—	—	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	205,330	66,085	129,211	285,366	34,034
Cash, cash equivalents and restricted cash, beginning of period	228,649	162,564	151,627	148,613	246,804
Cash, cash equivalents, and restricted cash, end of period	$433,979	$228,649	$280,838	$433,979	$280,838

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets, including discontinued operations:
Cash and cash equivalents	$396,510	$142,250	$268,574	$396,510	$268,574
Restricted cash and cash equivalents, current portion	13,204	681	7,438	13,204	7,438
Restricted cash and cash equivalents, net of current portion	24,265	12,857	4,826	24,265	4,826
Cash, cash equivalents, and restricted cash from discontinued operations	—	6,776	—	—	—
Total cash, cash equivalents, and restricted cash	$433,979	$162,564	$280,838	$433,979	$280,838

9 of 19

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021

Supplemental disclosure of cash flow information:
Property, plant and equipment acquisitions funded by liabilities (including financing leases)	$4,495	$3,713	$1,356	$9,130	$2,530
Right-of-use assets obtained in exchange of lease obligations	12,479	649	4,429	14,005	15,957
Working capital adjustment related to C&I Solutions sale	740	6,265	—	7,005	—
Accrued legal expenditures on equity method investment	5	163	—	168	—
Accrued debt issuance costs	919	—	—	919	—
Deconsolidation of right-of-use assets and lease obligations	—	—	—	—	3,340
Debt repaid in sale of commercial projects	—	—	—	—	5,585
Cash paid for interest	9,137	1,312	10,168	20,323	23,734
Cash paid for income taxes	2,687	2,250	83	5,187	20,316

10 of 19

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to results of operations of legacy business exited/to be exited. Non-GAAP gross margin includes adjustments relating to gain/loss on sale and impairment of residential lease assets, litigation, stock-based compensation, and amortization of intangible assets, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, gain on business divestitures, impairment of property, plant, and equipment, transaction-related costs, non-cash interest expense, restructuring charges (credits), gain on convertible debt repurchased and tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)
The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of TotalEnergies SE, our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of TotalEnergies SE.

•Mark-to-market loss (gain) in equity investments: We recognize adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under U.S. GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by TotalEnergies SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for those investments. We believe that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of TotalEnergies SE. and better reflects our ongoing results.

11 of 19

Other Non-GAAP Adjustments

•Results of operations of businesses exited/to be exited: We exclude the results of operations of our legacy businesses that we have exited, or to be exited, from our Non-GAAP results. These legacy businesses include our light commercial business that we exited starting in the first fiscal quarter of 2022 to reinforce the Company’s strategic direction to focus solely on the residential solar market, Hillsboro, Oregon facility that ceased manufacturing and revenue generation in the first quarter of 2021, as well as, results of our legacy power plant and legacy O&M businesses. We are not doing new activities for these businesses, and the remaining activities comprise of fulfillment of existing outstanding orders, true-up of estimated milestones payments, settlement of certain warranty obligations on projects and other wind-down activities. As such, these are excluded from our non-GAAP results as they are not reflective of our ongoing operating results.

•Loss/Gain on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to sell all the residential lease assets owned by us, we sold membership units representing a 49% membership interest in majority of our residential lease business and retained a 51% membership interest. We recorded impairment charges based on the expected fair value for a portion of residential lease assets portfolio that was retained. Depreciation savings from the unsold residential lease assets resulting from their exclusion from non-GAAP results historically, are excluded from our non-GAAP results as they are not reflective of ongoing operating results.

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We also exclude expenses pertaining to litigation relating to businesses that discontinued as a result of spin-off of Maxeon Solar, for which we are indemnifying them. We believe that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. We believe that it is appropriate to exclude these costs from our non-GAAP results as they would not have otherwise been incurred as part of the business operations and therefore is not reflective of ongoing operating results.

•Amortization of intangible assets and software: We incur amortization of intangible assets as a result of acquisitions, primarily from the Blue Raven acquisition, which includes brand, non-compete arrangements, and purchased technology. In addition, we also incur amortization of our capitalized internal-use software costs once the software has been placed into service, until the end of the useful life of the software. We believe that it is appropriate to exclude these amortization charges from our non-GAAP results as they are non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Gain/Loss on business divestitures, net: In the second quarter of fiscal 2021, we sold a portion of our residential lease business and certain commercial projects. We recognized a gain and a loss relating to these business divestitures, respectively. We believe that it is appropriate to exclude such gain and loss from the company's non-GAAP financial measures as it is not reflective of ongoing operating results.

•Executive transition costs: We incur non-recurring charges related to the hiring and transition of new executive officers. During fiscal 2021, we appointed a new chief executive officer, as well as other chief executives, and we are investing resources in those executive transitions, and in developing new members

12 of 19

of management as we complete our transformation. We believe that it is appropriate to exclude these from our non-GAAP results as they are not reflective of ongoing operating results.

•Acquisition-related costs: We incurred certain costs in connection with the acquisition of Blue Raven, that are either paid as part of the transaction or will be paid in the coming year, but are considered post-acquisition compensation under the applicable GAAP framework due to the nature of such items. A majority of the expense incurred in fourth quarter of fiscal 2021 represents cash paid to certain employees of Blue Raven for settlement of their pre-existing share-based payment plan, in excess of the respective fair value. For fiscal 2022, other post-combination expenses include change in fair value of contingent consideration as well as deferred post-combination employment expense payable to certain Blue Raven employees and sellers. We believe that it is appropriate to exclude these from our non-GAAP results as they are directly related to the acquisition transaction and non-recurring in nature, and are therefore not reflective of ongoing operating results.

•Business reorganization costs: In connection with the spin-off of Maxeon into an independent, publicly traded company, we incurred non-recurring charges on third-party legal and consulting expenses, primarily to enable in separation of shared information technology systems and applications. In addition, we incurred certain non-recurring costs upon amendment, settlement or termination of historical agreements with Maxeon to fully enable separate independent operations of the two Companies that is focused on our respective core business. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Restructuring charges (credits): We incur restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the Company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. We believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Equity income from unconsolidated investees: We account for our minority investments in dealers included in the Dealer Accelerator Program using the equity method of accounting and recognize our proportionate share of the reported earnings or losses of the investees through net income. We do not control or manage the investees’ business operations and operating and financial policies. Therefore, we believe that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Our non-GAAP tax amount is based on estimated cash tax expense and reserves. We forecast our annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of our tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, we exclude the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

13 of 19

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
GAAP revenue	$475,711	$417,772	$283,312	$1,243,760	$784,198
Other adjustments:
Results of operations of businesses exited/to be exited	(5,894)	(3,674)	(1,677)	(23,776)	(10,506)
Non-GAAP revenue	$469,817	$414,098	$281,635	$1,219,984	$773,692

Adjustments to Gross Profit Margin:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
GAAP gross profit from continuing operations	$105,447	$81,499	$62,389	$259,255	$169,065
Other adjustments:
Results of operations of businesses exited/to be exited	659	5,348	291	5,747	3,594
Executive transition costs	60	85	—	523	—
(Gain) loss on sale and impairment of residential lease assets	(276)	(278)	(249)	(833)	(1,262)
Stock-based compensation expense	1,135	1,398	677	3,432	1,841
Business reorganization costs	—	11	—	11	—
Transaction-related costs	—	56	—	56	—
Non-GAAP gross profit	$107,025	$88,119	$63,108	$268,191	$173,238

GAAP gross margin (%)	22.2%	19.5%	22.0%	20.8%	21.6%
Non-GAAP gross margin (%)	22.8%	21.3%	22.4%	22.0%	22.4%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
GAAP net income (loss) from continuing operations attributable to stockholders	$139,407	$(42,496)	$(72,707)	$94,745	$(32,760)
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	(137,233)	15,255	86,254	(123,293)	47,238
Other adjustments:
Results of operations of businesses exited/to be exited	3,388	7,503	938	13,824	9,022
(Gain) loss on sale and impairment of residential lease assets	(276)	(278)	(249)	(833)	(6,219)
Litigation	488	3,166	1,623	3,831	10,203
Stock-based compensation expense	6,550	7,054	3,993	18,933	17,535
Amortization of intangible assets and software	2,786	2,786	—	7,550	—
(Gain) loss on business divestitures, net	—	—	—	—	(5,290)
Transaction-related costs	144	259	(24)	1,367	94
Executive transition costs	1,685	3,685	827	6,839	1,329
Business reorganization costs	5	4,521	1,045	4,526	2,900
Restructuring (credits) charges	—	(639)	(154)	(453)	612
Acquisition-related costs	3,338	2,310	—	11,456	—
Tax effect	3,507	2,025	(1,120)	(6,654)	(1,950)
Equity income from unconsolidated investees	(158)	—	—	(158)	—
Non-GAAP net income (loss) attributable to stockholders	$23,631	$5,151	$20,426	$31,680	$42,714

Adjustments to Net Income (loss) per diluted share:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$139,407	$(42,496)	$(72,707)	$94,745	$(32,760)
Add: Interest expense on 4.00% debenture due 2023, net of tax	3,026	—	—	9,078	—
GAAP net income (loss) available to common stockholders[1]	$142,433	$(42,496)	$(72,707)	$103,823	$(32,760)

Non-GAAP net income (loss) available to common stockholders[1]	$23,631	$5,151	$20,426	$31,680	$42,714

Denominator:
GAAP weighted-average shares	174,118	173,951	172,885	173,815	172,242
Effect of dilutive securities:
Restricted stock units	1,311	—	—	706	—
4.00% debentures due 2023	17,068	—	—	17,068	—
GAAP dilutive weighted-average common shares:	192,497	173,951	172,885	191,589	172,242

Non-GAAP weighted-average shares	174,118	173,951	172,885	173,815	172,242
Effect of dilutive securities:
Restricted stock units	1,311	770	2,680	706	2,864
Non-GAAP dilutive weighted-average common shares[1]	175,429	174,721	175,565	174,521	175,106

GAAP dilutive net income (loss) per share - continuing operations	$0.74	$(0.24)	$(0.42)	$0.54	$(0.19)
Non-GAAP dilutive net income (loss) per share - continuing operations	$0.13	$0.03	$0.12	$0.18	$0.24

1In accordance with the if-converted method, net (loss) income available to common stockholders excludes interest expense related to the 4.00% debentures if the debentures are considered converted in the calculation of net (loss) income per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	October 2, 2022	July 3, 2022	October 3, 2021	October 2, 2022	October 3, 2021
GAAP net income (loss) from continuing operations attributable to stockholders	$139,407	$(42,496)	$(72,707)	$94,745	$(32,760)
Adjustments based on IFRS:
Mark-to-market (gain) loss on equity investments	(137,233)	15,255	86,254	(123,293)	47,238
Other adjustments:
Results of operations of businesses exited/to be exited	3,388	7,503	938	13,824	9,022
(Gain) loss on sale and impairment of residential lease assets	(276)	(278)	(249)	(833)	(6,219)
Litigation	488	3,166	1,623	3,831	10,203
Stock-based compensation expense	6,550	7,054	3,993	18,933	17,535
Amortization of intangible assets and software	2,786	2,786	—	7,550	—
(Gain) loss on business divestitures, net	—	—	—	—	(5,290)
Transaction-related costs	144	259	(24)	1,367	94
Executive transition costs	1,685	3,685	827	6,839	1,329
Business reorganization costs	5	4,521	1,045	4,526	2,900
Restructuring (credits) charges	—	(639)	(154)	(453)	612
Acquisition-related costs	3,338	2,310	—	11,456	—
Equity income from unconsolidated investees	(158)	—	—	(158)	—
Cash interest expense, net of interest income	4,108	5,829	5,044	14,815	18,493
Provision for (benefit from) income taxes	3,082	2,720	(2,021)	(5,874)	(3,585)
Depreciation	5,257	3,571	1,765	11,701	7,992
Adjusted EBITDA	$32,571	$15,246	$26,334	$58,976	$67,564

FY 2022 GUIDANCE

(in thousands)	FY 2022
Residential Customers	73,000 - 80,000
Residential Adjusted EBITDA/Customer[1]	$2,000 - $2,400
Adjusted EBITDA[2]	$90 million -$110 million
Net Income (GAAP)	$124 million -$144 million

1.Excluding Product & Digital operating expenses for Residential only.

2.Adjusted EBITDA guidance for FY 2022 includes net adjustments that decrease GAAP net income by approximately $34 million primarily relating to the following adjustments: stock-based compensation expense, results of operations of businesses exited/to be exited, mark-to-market (gain) loss on equity investments, net, acquisition-related costs, interest expense, depreciation and amortization, income taxes, and other non-recurring adjustments.